SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2006

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
SIGNATURE

ITEM 1.01: Entry into a Material Definitive Agreement
Fiscal 2006 Base Salary Increases. On February 23, 2006, the Compensation Committee of Covad Communications Group, Inc. (the “Company”) approved base salary increases for the following executive officers of the Company. These increases are effective for the pay period beginning February 20, 2006. The amount of the base salary increases and the resulting annual base salaries of these officers are set forth in the table below.

Name	Title	Increase in Annual Base Salary	New Annual Base Salary
Christopher Dunn	Senior Vice President and Chief Financial Officer	$30,000	$260,000
James A. Kirkland	Senior Vice President, Strategic Development, General Counsel and Secretary	$10,000	$250,000

2005 Year-End Bonuses. On February 24, 2006, the Compensation Committee of the Company approved the amount of year-end individual performance-related bonuses to the Company’s executive officers based on the Committee’s assessment of each individual’s performance in 2005. The bonus amounts to be paid are set forth in the table below. These bonuses were set forth in resolutions approved by the Committee and are not otherwise set forth in any written agreements between the Company and the named executive officers.

Name	Title	Bonus
Christopher Dunn	Senior Vice President and Chief Financial Officer	$14,160
David McMorrow	Executive Vice President, Sales	$28,653
James A. Kirkland	Senior Vice President, Strategic Development, General Counsel and Secretary	$27,671

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 1, 2006

By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President, Strategic Development, General Counsel and Secretary